Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (this “Agreement”) is dated as of October 22, 2019 (the “Effective Date”), by and between GrowLife Innovations, Inc., a Washington corporation, (“Transferor” or “GrowLife”), and All Commercial Floors, Inc., a Texas corporation, (“Transferee” or “ACF”). Transferor and Transferee may collectively be referred to herein as the “Parties” or individually as “Party.”

RECITALS

WHEREAS, Transferor acquired a patent from, Mr. David Reichwein, a Pennsylvania resident, GIP International Ltd, a Hong Kong corporation and DPR International LLC, a Pennsylvania limited liability corporation, as set forth in that certain Asset Purchase Agreement dated October 2, 2017.

WHEREAS, the parties entered into a Lease Agreement (“Lease”) on October 9, 2017, in which Transferor agreed to pay to Transferee a sum of $15,000.00 per month, for a minimum period of sixty (60) months;

WHEREAS, Transferor has failed to make the payments and/or otherwise fulfill its obligations as set forth in the Lease and is currently in breach thereof;

WHEREAS, there is presently a dispute between the Parties regarding GrowLife’s non-payment of approximately $110,000.00 (one-hundred ten thousand dollars) in back-rent and related Lease expenses, the Advances as described below and Shares which are alleged to have been promised but undelivered (collectively, the “Dispute”);

WHEREAS, ACF was due a Lease Security Deposit of $15,000, to be paid in the form of either 2,500,000 shares of GrowLife stock or direct cash payment of such Lease Security Deposit. ACF was not paid the Lease Security Deposit, in either the form of cash or stock;

WHEREAS, upon GrowLife’s lease default, ACF has the ability to accelerate the remaining monthly rent balances due under the Lease, a total of $645,000.00 immediately due and owing;

WHEREAS, in or about October 2017, ACF advanced GrowLife $110,000.00 (the “Advance”) in the form of initial inventory purchases for GrowLife allowing GrowLife to complete its initial orders;

WHEREAS, in consideration of such Advance, ACF was to receive 6,250,000 shares of GrowLife class A common stock valued at $.006 per share and did not receive such shares and 2,000,000 shares of GrowLife class A common stock from GrowLife principal, David Reichwein, and did not receive such shares (collectively the “Shares”);

WHEREAS, GrowLife is the owner of intellectual property and other assets, as further described herein;

WHEREAS, GrowLife and ACF desire to settle and compromise the Dispute arising out of the breach of the Lease, Advance and the Shares;

WHEREAS, in consideration for releasing GrowLife from any and all debts owed under the Lease, Advance, Shares, and Dispute as described herein, GrowLife desires to and does hereby assign and transfer to ACF all right, title, and interest to the Assets described on Exhibits A-C; and

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

WHEREAS, the Parties declare and represent that they are executing this Agreement wholly upon their own volition, judgment, belief and knowledge and that this Agreement is made without reliance upon any statement or representation of another Party or any other person or entity, and further declare and represent that no promise, inducement, or agreement not herein expressed has been made to them.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01  Defined Terms.  As used herein, the terms below shall have the following meanings.  Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the context.

“Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a specified Person.

“Bill of Sale” shall mean the Bill of Sale, in the form attached hereto as Exhibit A, to be executed at Closing by Transferor in favor of Transferee.

“Intellectual Property Rights” shall mean any and all patents, patent applications, trademarks, trademark applications, trade secrets, copyrights, goodwill, or related intangible assets.  Intellectual Property rights expressly includes any continuation, divisional, continuation in part, or international patent and trademark applications based on any of the patents, patent applications, or trademarks set forth in the Exhibits.

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental authority.

“Transferred Assets” shall mean all of Transferor’s and Transferor’s Affiliates’ right, title and interest in, to and under the assets defined in Section 2.01 herein.

ARTICLE II

RELEASE AND TRANSER OF ASSETS

2.01  Transfer of Assets. Upon the terms and subject to the conditions set forth herein, and for the release of the claims further set forth herein, on the Effective Date, Transferor agrees to transfer or cause to be transferred to Transferee, the consideration being the release of all claims Transferee may have against Transferor with regard to the Lease, and Transferee agrees to receive from Transferor, in as-is condition, free and clear, all of Transferor’s right, title and interest in, to and under the following assets and rights of Transferor (collectively, the “Transferred Assets”):

(a)

all of the inventory as set forth in Exhibit A (the “Inventory”) pursuant to all prior invoices, paid or unpaid, to which Transferor shall retain for sale to third-parties, Transferor having the sole right to all funds received therefrom;

(b)	all of the equipment, as set forth in Exhibit B, (the “Equipment”);

(c)	all of the intellectual property, as set forth in Exhibit C (the “Intellectual Property”);

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

(d)	all of Transferor’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Transferred Assets.

2.02  Other Assets and Excluded Assets. It is the Parties’ intent that all GrowLife Assets relating to its flooring business, including, but not limited to inventory; property, plant and equipment; intellectual property; all outstanding accounts receivables; customer lists; related books and records; and other assets relating to GrowLife’s flooring business be transferred to Transferor as part of this Agreement. Other than the Transferred Assets set forth herein or those other Assets relating to GrowLife’s flooring business, Transferee expressly understands and agrees that it is not receiving or otherwise acquiring, and Transferor is not transferring, selling or assigning, any other assets of Transferor, and all such other assets shall be excluded from the Transferred Assets (the “Excluded Assets”).

2.03  Consideration. In exchange for the Transferred Assets, Transferee shall release and forever discharge the obligations of Transferor for any and all debts owed to Transferee for the amounts owed under that certain lease dated October 9, 2017, attached hereto as Exhibit D (the “Lease”), including all deposits, past due or future-owed rents, and all advanced amounts, as further described in Section 2.04, the Advance, the Shares, and Dispute thereof, and any and all other matters now existing or hereinafter arising in relation thereto.

2.04  Mutual General Release.  Other than the obligations set forth herein, the Parties further agree as follows:

(a)

Release by ACF.  With the exception of the obligations set forth in this Agreement the Transferee hereby, jointly and severally hereby discharges and fully releases Growlife and its current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, obligations, or causes of action heretofore or hereafter arising out of, connected with, or incidental to the Lease, Advance, the Shares, and Dispute, and any and all other matters now existing or hereinafter arising in relation thereto.

(b)

Release by Growlife.  With the exception of the obligations set forth in this Agreement, GrowLife hereby discharges and fully releases the Transferee and their current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, obligations, or causes of action heretofore or hereafter, including, but not limited to those arising out of, connected with, or incidental to the Lease, Advance, the Shares, and Dispute and any and all other matters now existing or hereinafter arising in relation thereto. GrowLife further discharges and fully releases the Transferee and their current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, obligations, or causes of action heretofore or hereafter, including, but not limited to those arising out of, connected with, or incidental to the transfer of Assets from GrowLife to Transferee.

ARTICLE III

CLOSING

3.01  Closing. The closing of the Transferred Assets (the “Closing”) shall take place at the offices of Growlife, no later than 11:00am U.S. Pacific Standard Time on August 30, 2019 (or such other day as the Parties shall agree) following the satisfaction or waiver of the conditions set forth herein. All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on such date.  The date on which the Closing actually occurs hereinafter is referred to as the “Closing Date.”

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

3.02  Closing Deliverables.

(a)	At the Closing, Transferor shall deliver to Transferee the following:

(i) a bill of sale in the form of Exhibit E hereto (the “Bill of Sale”) and duly executed by Transferor, transferring the Transferred Assets to Transferee;

(ii) a complete copy of the Exhibits setting forth, among other things, the Transferred Assets;

(iii) the Transferred Assets ready for pick-up/transport by Transferee, as necessary;

(iv) executed assignments transferring all of the Intellectual Property from GrowLife to ACF; and

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Transferee, as may be required to give effect to this Agreement.

(b)	At the Closing, Transferee shall deliver to Transferor the following:

(i) fully executed copy of this Agreement; and

(ii) a closing invoice showing a $0 balance owed by Transferor for any and all obligations under the Lease.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Transferor hereby represents and warrants to Transferee, as of the date hereof, as follows:

3.01  Title to Transferred Assets.  Transferor has good and marketable title to all of the Transferred Assets, free and clear of any and all liens, encumbrances, or claims. GrowLife shall indemnify and hold harmless ACF from any claims out of or relating to any such assignment or transfer, or for any such purported or attempted assignment or transfer, of any assets, claims or other matters released herein.

3.02  NO OTHER REPRESENTATIONS OR WARRANTIES – TRANSFERRED ASSETS SOLD AS-IS.  OTHER THAN THE WARRANTY OF TITLE IN SUBSECTION 3.01 ABOVE, TRANSFEROR MAKES NO EXPRESS WARRANTIES WHATSOEVER. NO WARRANTIES, INCLUDNG, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT SHALL BE IMPLIED.  The Transferred Assets are offered and sold “AS IS WHERE IS” and “WITH ALL FAULTS.”  The Transferor shall not be responsible for damages of any kind (included, but not limited to, direct, incidental, indirect, special or consequential losses or damages) to anyone for any deficiencies, defects or failure of any of the Transferred Assets for any reason.  Transferee assumes all risks of loss after Transferred Assets are delivered to Transferee. The employees and/or representatives of Transferor are not authorized to make any statements as to the quality and condition of the Transferred Assets being offered for sale, other than the written statements made in this Agreement. Transferee acknowledges that any such statement, if made, will not be binding on the Transferor.

3.03  Technical Information. Any technical information or assistance (including drawings) heretofore or hereafter furnished by Transferor is not a description or specification of the material delivered. Any such information or assistance is given and accepted at Transferee’s risk and Transferor shall not be responsible or liable for the information or assistance given or the results thereof. In the event any quantity of material deliverable hereunder violates or fails to comply with any applicable governmental law, regulation, ordinance, standard or decree relating to pollution, ecology or environmental matters, either party shall have the right to terminate this Agreement with respect to said material by written notice to the other party.

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

The Transferee represents and warrants to Transferor that the statements contained in this Article V are true and correct as of the date hereof.

5.01  Organization and Authority of Transferee. Transferee is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas.

5.02  Authority of Transferee. Transferee has all necessary corporate power and authority to enter into this Agreement to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Transferee of this Agreement and the performance by Transferee of its obligations hereunder and thereunder and the consummation by Transferee of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Transferee. This Agreement has been duly executed and delivered by Transferee, and (assuming due authorization, execution and delivery by Transferor) this Agreement constitutes a legal, valid and binding obligation of Transferee enforceable against Transferee in accordance with its terms.

5.03  Independent Investigation. Transferee has conducted its own independent investigation, review and analysis of the Transferred Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Transferor for such purpose. Transferee acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Transferee has relied solely upon its own investigation; and (b) neither Transferor nor any other Person has made any representation or warranty as to Transferor, the Transferred Assets, or this Agreement, except as expressly set forth in Article IV of this Agreement.

ARTICLE VI

COVENANTS

6.01  Termination of Employees. Transferee shall have no responsibility for, and Transferor shall terminate the employment of, all employees who are currently working at the Premises, as defined in the Lease. Transferee has the right, but not the obligation, to hire any such terminated employees without regard to or interference from Transferor.

6.02  Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law.  In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed.  Confidential information includes, but is not limited to, financial records, reports, plans, proposals, financial information, machinery, tools, models, molds, or other items related to the Transferred Assets. If this Agreement is, for any reason, terminated prior to the Closing, the provisions of this Section 6.02 shall nonetheless continue in full force and effect.

6.03  Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other transaction documents.

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

ARTICLE VII

INDEMNIFICATION

7.01  General. Subject to the other provisions of this Article 7, GrowLife shall defend, indemnify and hold harmless, Transferee and its respective directors, officers, employees, managers, members and Affiliates (the “Buyer Indemnified Parties”) from and against any and all Losses suffered or incurred by them as a result of or arising out of:

a)	the falsity or incorrectness of or breach of any representation or warranty of GrowLife in this Agreement;
b)	the failure by GrowLife to perform any covenant or agreement applicable to it in the Transactions;
c)	any obligation, liability or claim relating to the ownership of the Assets and/or intellectual property or operation of the Business or the Acquired Assets prior to the Effective Time; and; or
d)

any expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney’s fees, arising out of, or in any way connected with, any claim or action arising out of the Assets or Transferee’s business activities prior to closing and/or performance under the Agreement.

7.02  Method of Asserting Claims.  All claims for indemnification under this Article 7 shall be asserted and resolved as follows:

a)

Claims Other Than Third Party Claims.  In the event any Indemnified Party should have a claim under this Article 7 against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly give written notice and the details thereof, including copies of all relevant information and documents (collectively, an “Indemnity Notice”), to the Indemnifying Party within a period of thirty (30) days following the discovery of the claim by the Indemnified Party (the “Claim Notice Period”). The failure by the Indemnified Party to give the Indemnity Notice within the Claim Notice Period shall not impair the Indemnified Party’s rights hereunder except to the extent (and only to the extent) that the Indemnifying Party demonstrates that it has been materially prejudiced thereby.

b)

Third Party Claims. If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article 7 is asserted against such Indemnified Party by a Person other than a Transferor Indemnified Party or a Transferee Indemnified Party (as applicable) (a “Third Party Claim”), the Indemnified Party shall give written notice and the details thereof including copies of all relevant pleadings, documents and information (collectively a “Third Party Claim Notice”) to the Indemnifying Party within a period of twenty (20) days following the assertion of the Third Party Claim against the Indemnified Party (the “Third Party Claim Notice Period”). If the Indemnified Party fails to provide the Third Party Claim Notice within the Third Party Claim Notice Period, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent (and only to the extent) that the Indemnifying Party’s ability to defend has been materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within a period of ten (10) days after the receipt of the Third Party Claim Notice by the Indemnifying Party (the “Third Party Claim Response Period”) whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party at its sole cost and expense shall defend, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which shall not be unreasonably withheld). The Indemnified Party will

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

cooperate in such defense at the sole cost and expense of the Indemnifying Party. The Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the last sentence of the preceding paragraph, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. The Indemnified Party, at its expense, may participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section. Notwithstanding the foregoing, if the named parties to any proceeding include both the Indemnified Party and the Indemnifying Party and, in the reasonable opinion of counsel to the Indemnified Party, representation of both parties by the same counsel would be in conflict or otherwise inappropriate due to actual or potential differing interests between them, then the Indemnified Party shall be entitled to retain separate counsel for the Indemnified Party, at the expense of the Indemnifying Party (provided that the costs and expenses of such separate counsel are reasonable).

If the Indemnifying Party fails to notify the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Third Party Claim or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, then the Indemnified Party shall defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which shall not be unreasonably withheld). The Indemnifying Party shall be responsible for all fees, including attorneys’ fees, associated with the Indemnifying Party’s obligations to indemnify the Indemnified Party. In addition to all other obligations herein, the Indemnifying Party shall be solely responsible for and pay all legal expenses, costs of collection, court costs and reasonable attorney’s fees relating to enforcing any provision of this Agreement, including the indemnification provisions set forth herein.

7.03  Survival. The provisions of this section shall survive any termination or expiration of this Agreement.

ARTICLE VIII

TERMINATION

8.01  Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Transferor and Transferee. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except with respect to confidentiality as set forth in Section 6.02.

ARTICLE IX

MISCELLANEOUS

9.01  Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

9.02  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

(receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):

If to Transferor:	GrowLife Innovations, Inc. Attn: Mark Scott 5400 Carillon Point Kirkland, WA 98033 E-mail: mscott@growlifeinc.com

with a copy to:	Horwitz + Armstrong, A Prof. Law Corp. Attn: Jessica M. Lockett, Esq. 14 Orchard Suite 200 Lake Forest, CA 92630 Facsimile: 949-540-6578 E-mail: jlockett@horwitzarmstrong.com

If to Transferee:	All Commercial Floors, Inc. Attn: Kevin Jones 1313 Avenue R Grand Prairie, TX 75050 El Cajon, CA 92020 E-mail: kevin@acfteam.com

With a copy to:	AdamsIP, LLC Attn: J. Hunter Adams, Esq. 453 Dauphin Street Second Floor Mobile, AL 36602 Facsimile: 888-698-7563 E-mail: hunter@adamsiplaw.com

9.03  Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

9.04  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.05  Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.06  Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

9.07  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

9.08  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.09  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.10  Governing Law; Mediation; Submission to Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule, or any other jurisdiction.

(b)  In the event that any disputes arise between the Parties with respect to this Agreement, the Parties acknowledge and agree that prior to initiating any Dispute regarding such dispute, they shall submit their dispute to a mutually agreeable mediator in Dallas County, Texas for purposes of conducting non-binding mediation in an effort to resolve the dispute without the necessity of Dispute.

(c)  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, which is not able to be settled in mediation, may be brought against any of the parties in the courts of the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

9.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

9.12  Publicity.  Transferor is expressly allowed to issue press releases and make public statements regarding the transactions contemplated hereby, and that ACF is the new owner of the Intellectual Property and Assets.

9.13  Bulk Transfer Laws.  The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Transferred Assets to Transferee.

9.12  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

SIGNATURE PAGE FOLLOWS

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

SIGNATURE PAGE TO

SETTLEMENT AND RELEASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANSFEROR	TRANSFEREE

GROWLIFE INNOVATIONS, INC.	ALL COMMERCIAL FLOORS, INC.

By: /s/ Marco Hegyi	By: /s/ Kevin Jones

Name: Marco Hegyi, signed September 6, 2019	Name: Kevin Jones

Title: Chief Executive Officer	Title: President

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

EXHIBIT A:  INVENTORY

BLANKS(PLANKS)	Sealed Pallets (square feet)		5,382	18"X48"
	Unsealed Pallets (square feet)		768	6"X48"
	Rework into production		0	
	Cost (per square foot)	$	1.13	
BLANKS(TILES)	Sealed Pallets (square feet)		18,900	
	Unsealed Pallets (square feet)		725	
	Rework into production		0	
	Cost (per square foot)	$	1.13	
GARAGE TILE	240		1.42	
MISC TILES	Mina Pallets (square feet)		-	
	Sahara Pallets (square feet)		1,080	
	Sedona (square feet)		2,619	
	Cost (per square foot)	$	1.13	
JET PURGE	Bottles		6	
	Cost (per bottle)	$	227.50	
JET SURFACE	Bottles		3	
	Cost (per bottle)	$	169.00	
INK(S)	Light Cyan (cases)		2.5	
	Cost (per case (2 bottles))	$	1,190.00	
	Yellow (cases)		0	
	Cost (per case (2 bottles))	$	1,190.00	
	Clear (cases)		0	
	Cost (per case (2 bottles))	$	2,250.00	
	Black (cases)		1.5	
	Cost (per case (2 bottles))	$	1,190.00	
	Magenta (cases)		1.5	
	Cost (per case (2 bottles))	$	1,190.00	
	Cyan (cases)		2	
	Cost (per case (2 bottles))	$	1,190.00	
	White (cases)		0	
	Cost (per case (2 bottles))	$	1,490.00	
TOP COAT	Gallons		0	
	Cost (per gallon($850/5 gallons))	$	170.00	
BASE COAT	Containers		1	
	Cost (per 5 gallon container)	$	360.00

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

EXHIBIT B:  EQUIPMENT

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

EXHIBIT C:  INTELLECTUAL PROPERTY

#	USPTO TRADEMARKS
1	US Registration No.	4235145
2	US Registration No.	4235146
3	US Registration No.	4251234
4	US Registration No.	4102354
5	US Registration No.	4415285
6	US Registration No.	4621463
7	US Registration No.	3813361
8	US Registration No.	4382220
9	US Application No.	88368496
USPTO PATENTS
1	US Registration No.	D681237
2	US Registration No.	D681238
3	US Registration No.	D680666
4	US Registration No.	D680667
5	US Registration No.	D680668
6	US Registration No.	D680669
7	US Registration No.	D680239
8	US Registration No.	D680240
9	US Registration No.	8298650
10	US Registration No.	8512848
11	US Registration No.	8703275
12	US Registration No.	8815370
13	US Application No.	13362581
CANADIAN PATENTS
1	CAN Registration No.	2796927

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

EXHIBIT D:  LEASE

Not included.

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement

EXHIBIT E: BILL OF SALE

This Bill of Sale (“Bill of Sale”) is entered into as of October 22, 2019, by and between GrowLife Innovations, Inc., a Washington corporation, (the “Transferor”) and All Commercial Floors, Inc., a Texas corporation, (the “Transferee”).

WHEREAS, the Transferor and Transferee are parties to that certain Settlement and Release Agreement, the terms of which are incorporated herein, dated October 22, 2019 (the “Agreement”), pursuant to which the Transferor will transfer to Transferee all of Transferor’s respective right, title and interest in and to the Transferred Assets as set forth in the Agreement;

WHEREAS, unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, BE IT KNOWN THAT:

1.         Transferor hereby grants, bargains, sells, transfers, assigns, sets over, conveys and delivers to Transferee all of Transferor’s right, title and interest, in and to the Transferred Assets.

2.         Transferee hereby acknowledges that Transferor is making no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Agreement.

3.         Transferor agrees to furnish to Transferee all such resolutions, certificates, other documents and access to information as Transferee may from time to time reasonably request to evidence, confirm and fully implement the transfer of the Transferred Assets evidenced by this Bill of Sale.

4.         Unless otherwise defined herein, capitalized terms shall have the meanings given to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANSFEROR	TRANSFEREE

GROWLIFE INNOVATIONS, INC.	ALL COMMERCIAL FLOORS, INC.

By: /s/ Marco Hegyi	By: /s/ Kevin Jones

Name: Marco Hegyi, signed September 6, 2019	Name: Kevin Jones

Title: Chief Executive Officer	Title: President

GrowLife Innovations, Inc. and All Commercial Floors, Inc. – Settlement and Release Agreement